AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 31, 2006
                                                   REGISTRATION NO. 333-128686
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                   POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-8
                                       TO
                       REGISTRATION STATEMENT ON FORM S-4
                        UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                              WHIRLPOOL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                             ----------------------

             DELAWARE                                        38-1490038
  (STATE OR OTHER JURISDICTION                            (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                      IDENTIFICATION NUMBER)

                              WHIRLPOOL CORPORATION
                                 2000 NORTH M-63
                       BENTON HARBOR, MICHIGAN 49022-2692
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

                             ----------------------

       MAYTAG CORPORATION 2002 EMPLOYEE AND DIRECTOR STOCK INCENTIVE PLAN
              MAYTAG CORPORATION 2000 EMPLOYEE STOCK INCENTIVE PLAN
        MAYTAG CORPORATION 1998 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
              MAYTAG CORPORATION 1996 EMPLOYEE STOCK INCENTIVE PLAN
                            (FULL TITLE OF THE PLANS)

                             ROBERT T. KENAGY, ESQ.
                     ASSOCIATE GENERAL COUNSEL AND SECRETARY
                              WHIRLPOOL CORPORATION
                 LAW DEPARTMENT, MAIL DROP 2200, 2000 NORTH M-63
                       BENTON HARBOR, MICHIGAN 49022-2692
                                 (269) 923-3910

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT OF SERVICE)

                             ----------------------

                                    Copy to:
                               ELLEN ODONER, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                               NEW YORK, NY 10153
                                 (212) 310-8000

                             ----------------------

This Post-Effective Amendment No. 1 on Form S-8 (the "Post-Effective Amendment") covers shares of the Registrant's Common Stock originally registered on the Registration Statement on Form S-4 (File No. 333-128686) (the "Registration Statement") to which this is a post-effective amendment. The registration fees in respect of such shares were paid at the time of the original filing of the Registration Statement.

                               EXPLANATORY NOTE

Whirlpool Corporation, a Delaware corporation ("Whirlpool" or the "Registrant'), hereby amends its Registration Statement on Form S-4, Registration No. 333-128686 (the "Form S-4"), by filing this Post-Effective Amendment No. 1 on Form S-8 (the "Post-Effective Amendment"). The Form S-4, as amended by this Post-Effective Amendment, is referred to as the "Registration Statement." Whirlpool filed the Form S-4 in connection with the merger (the "Merger") of Whirlpool Acquisition, Co., a wholly owned subsidiary of Whirlpool , with and into Maytag Corporation, a Delaware corporation ("Maytag"). The Merger occurred on March 31, 2006. The Form S-4 related to 12,233,109 shares of Whirlpool's common stock, par value $1.00 per share (the "Common Stock"), consisting of (i) those shares expected to be distributed to the holders of the common stock of Maytag pursuant to the Merger and (ii) those shares expected to be distributed, or reserved for issuance, to current or former employees in connection with certain Maytag employee benefit plans in effect at the time of the Merger, which are listed on the cover of this Post-Effective Amendment (the "Plans"). Pursuant to the terms of the Merger, all outstanding Maytag stock options exercisable for Maytag common stock became exercisable for Whirlpool common stock based on a formula described in the Form S-4. The purpose of this Post-Effective Amendment is to allocate 1,773,353 shares of Common Stock covered by the Registration Statement to the Plans.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are incorporated by reference herein and shall be deemed to be part of this Registration Statement:

            (a) Annual Report of Whirlpool Corporation (the "Company") on Form 10-K for the year ended December 31, 2005;

            (b) The Company's Current Reports on Form 8-K filed on January 6, 2006, February 14, 2006, February 23, 2006, March 15, 2006 and March 30,
      2006;

            (c) Description of the common stock of the Company that is contained in its Form 8-K dated April 23, 1996; and

            (d) Description of the Preferred Stock Purchase Rights that was contained in the Registration Statement on Form 8-A filed by the Company on April 27, 1998 (File No. 1-3932).

         In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company is incorporated in the State of Delaware. Section 102(b)(7) of the Delaware General Corporation Law ("DGCL") allows a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached his duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or a knowing violation of the law, willfully or negligently authorized the unlawful payment of a dividend or approved an unlawful stock redemption or repurchase or obtained an improper personal benefit. The certificate of incorporation of the Company (the "Certificate of Incorporation") provides for the indemnification of any person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding by reason of the fact that such individual is or was a director or officer of the Company or serves or served another enterprise (including the plan) at the request of the Company against all expense, liability, and loss (including attorney's fees, judgments, fines, Employee Retirement Income Security Act of 1974 ("ERISA") excise taxes or penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered in connection therewith, to the fullest extent authorized by the DGCL, and also generally provides for mandatory advancement by the Company of defense-related expenses.

         Both the DGCL and the Certificate of Incorporation provide that the Company may maintain insurance to cover losses incurred pursuant to liability of directors and officers of the Company. The Company has obtained directors' and officers' insurance coverage, which insurance covers certain liabilities of directors and officers of the Company arising under the Securities Act of 1933, as amended (the "Securities Act").

         The Company has entered into indemnification agreements with each of its non-employee directors and certain of its executive officers providing for the indemnification of such officers and directors. The indemnification agreements provide for indemnification by Whirlpool of each person subject to an indemnification agreement to the fullest extent permitted by law against expenses and damages if the person is, or is threatened to be made, a party to or participant in a legal proceeding by reason of his or her status as a director or officer of the Company or by reason of the fact that he or she is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent.

ITEM 8. EXHIBITS.

      The following exhibits are filed with or incorporated by reference in this Amendment.


EXHIBIT NO.   DESCRIPTION OF EXHIBIT
-----------   ----------------------

4(a)          Restated Certificate of Incorporation of Whirlpool (filed as
              Exhibit 3(i) to Whirlpool Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, Commission File No. 1-3932, and incorporated herein by reference).

4(b) By-laws of Whirlpool, as amended and restated August 17, 1999 (filed as Exhibit 3(ii) to Whirlpool Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, Commission File No. 1-3932, and incorporated herein by reference).

4(c) Rights Agreement, dated April 21, 1998, between Whirlpool Corporation and First Chicago Trust Company of New York (filed as
              Exhibit 4 to Whirlpool Corporation's Current Report on Form 8- K filed on April 27, 1998, and incorporated herein by reference).

5(a) Opinion of Weil, Gotshal & Manges LLP, as to the validity of the shares of Whirlpool Corporation common stock.*

8(a)          Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5(a)).*

23(a) Consent of Ernst & Young LLP, independent registered public accounting firm of Whirlpool Corporation.

24(a)         Powers of Attorney of Messrs. Swift, Todman and Venturelli.

24(b)         Powers of Attorney*

---------
* Previously filed as an exhibit to the Registrant's Registration Statement on Form S-4 to which this is Post- Effective Amendment No. 1 on Form S-8.


ITEM 9. UNDERTAKINGS

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Benton Harbor, State of Michigan on March 31, 2006.


                                    WHIRLPOOL CORPORATION

                                    By: /s/ Daniel F. Hopp
                                        -------------------------------------
                                        Name: Daniel F. Hopp
                                        Title: Senior Vice President,
                                               Corporate Affairs and General
                                               Counsel


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                     TITLE                                   DATE
                 ---------                                     -----                                   ----

                                                              Director
                     *                                 Chairman of the Board                       March 31, 2006
--------------------------------------------        and Chief Executive Officer
               Jeff M. Fettig                      (Principal Executive Officer)



                     *                                Director and President,                      March 31, 2006
--------------------------------------------          Whirlpool North America
               David L. Swift


                     *                                Director and President,                      March 31, 2006
--------------------------------------------          Whirlpool International
             Michael A. Todman


                     *                              Executive Vice President and                   March 31, 2006
--------------------------------------------          Chief Financial Officer
               Roy W. Templin                      (Principal Financial Officer)



                     *                             Vice President and Controller                   March 31, 2006
--------------------------------------------       (Principal Accounting Officer)
            Larry M. Venturelli



                     *                                        Director                             March 31, 2006
--------------------------------------------
                Herman Cain



                                      II-4

                     *                                        Director                             March 31, 2006
--------------------------------------------
             Gary T. DiCamillo


                     *                                        Director                             March 31, 2006
--------------------------------------------
              Allan D. Gilmour


                     *                                        Director                             March 31, 2006
--------------------------------------------
             Kathleen J. Hempel


                     *                                        Director                             March 31, 2006
--------------------------------------------
            Michael F. Johnston


                     *                                        Director                             March 31, 2006
--------------------------------------------
              Arnold G. Langbo


                     *                                        Director                             March 31, 2006
--------------------------------------------
               Miles L. Marsh


                     *                                        Director                             March 31, 2006
--------------------------------------------
               Paul G. Stern


                     *                                        Director                             March 31, 2006
--------------------------------------------
              Janice D. Stoney


                     *                                        Director                             March 31, 2006
--------------------------------------------
              Michael D. White



  *By:       /s/ Daniel F. Hopp                                                                    March 31, 2006
       -------------------------------------
              Attorney-in-fact


                                INDEX TO EXHIBITS



EXHIBIT NO.   DESCRIPTION OF EXHIBIT
-----------   ----------------------

4(a)          Restated Certificate of Incorporation of Whirlpool (filed as
              Exhibit 3(i) to Whirlpool Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, Commission File No. 1-3932, and incorporated herein by reference).

4(b) By-laws of Whirlpool, as amended and restated August 17, 1999 (filed as Exhibit 3(ii) to Whirlpool Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, Commission File No. 1-3932, and incorporated herein by reference).

4(c) Rights Agreement, dated April 21, 1998, between Whirlpool Corporation and First Chicago Trust Company of New York (filed as
              Exhibit 4 to Whirlpool Corporation's Current Report on Form 8- K filed on April 27, 1998, and incorporated herein by reference).

5(a) Opinion of Weil, Gotshal & Manges LLP, as to the validity of the shares of Whirlpool Corporation common stock.*

8(a)          Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5(a)).*

23(a) Consent of Ernst & Young LLP, independent registered public accounting firm of Whirlpool Corporation.

24(a)         Powers of Attorney of Messrs. Swift, Todman and Venturelli.

24(b)         Powers of Attorney*



------------
* Previously filed as an exhibit to the Registrant's Registration Statement on Form S-4 to which this is Post- Effective Amendment No. 1 on Form S-8.








                                      II-6